Exhibit 4.8

GRAPEFRUIT BLVD INVESTMENTS, LLC

borrower:	yourist, daniel, bradley, alyse, david, luise

property:	1) lot21 tpm 37158, dhs, 2) 7804 s western, la, 3) 7808 s western,la 4) 1222 w 62ndst, la mailing address:

TAX I.D. OR S/S

TELEPHONE	BUS	EMAIL:

SILVER ROCK FINANCIAL, INC

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES, CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

E-mail: silverrock2008@aol.com

MORTGAGE LOAN DISCLOSURE STATEMENT TO BORROWER PACKAGE

1.	TABLE OF CONTENTS

2.	NOTICE OF RIGHT TO CANCEL

3.	EFFECT OF RESCISSION AND/ OR NOTICE OF INTENT TO PROCEED

4.	THE HOUSING FINANCIAL DISCRIMINATION ACT OF 1977, FAIR LENDING NOTICE

5.	MORTGAGE LOAN DISCLOSURE STATEMENT TO BORROWER

6.	PAGE 2 OF THE DISCLOSURES STATEMENT

7.	Z- STATEMENT, WITH THE “APR”

8.	ACKNOWLEDGEMENT OF TERMS AND CONDITIONS

9.	ACKNOWLEDGEMENT BY BORROWER OR DISCLOSURE OF TERMS OF LOAN

10.	CONSUMER CAUTION AND HOME OWNERSHIP COUNSELING

11.	SPECIAL NOTICE OF BALANCE DUE-TO BORROWER OF INTEREST ONLY LOAN

12.	ALL AGREEMENTS AND UNDERSTATNDINS TO BE IN WRITING

13.	ADDENDUM TO STATE MORTGAGE DISCLOSURE STATEMENT E-l

beneficiary:	tbd

INSURANCE REQ. $125.00 SQ, FT. X			BLDG SQ. FT.

PROPERTY VALUATION:	$

GROSS LOAN AMOUNT:		$$700,000.00

LESS: LOAN COMMISION:		$$54,000.00

UNDERWRITING:		$1,000.00

SET UP/WIRE FEE:		$399.00

WITHHOLDS:		$30,310.00

OTHER:		$0

NET FUNDING:		$$614,291.00

1

SILVER ROCK FINANCIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES, CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

NOTICE OF RIGHT TO CANCEL

name(s) of customer(s)	yourist

type of loan	blanket 1st and 2nd

amount of loan	700,000	$$700, 000 00

NOTICE TO CUSTOMER REQUIRED BY FEDERAL LAW

You have entered into a transaction on oct 12, 2017 which may result in a lien, mortgage, or other security interest on your home. You have a legal right under federal law to cancel this transaction, if you desire to do so, without any penalty or obligation within three business days from the above date or any later date on which all material disclosures required under the Truth in Lending Act have been given to you. If you so cancel the transaction, any lien, mortgage, or other security interest on your home arising from this transaction is automatically void. You are also entitled to receive a full refund of any down payment or other consideration if you cancel.

If you decide to cancel this transaction you may do so by notifying:

Silver Rock Financial, Inc.

2476 Overland Avenue, Suite #203

Los Angeles, Ca. 90064

Tel: 310-842-8234 Fax: 310-838-2138

by mail or telegram sent no later than midnight of oct 18, 2017 (3 business days after date of receipt of this notice).

You may also use any other form of written notice identifying the transaction if it is delivered to the above address not later than that time. This notice may be used for that purpose by dating and signing below.

“I hereby cancel this transaction.”

Date:	By:

By:

Acknowledgement of Receipt

“I hereby acknowledgement receipt of TWO copies of the foregoing Notice of Right to Cancel.”

Date:	10-12-17	By:

By:

2

SILVER ROCK FINANCIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES, CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

EFFECT OF RESCISSION

When a customer exercises his/ her right to rescind, s/he is not liable for any finance or other charge, and any security interest becomes void upon such a rescission. Within 10 days after receipt of a notice of rescission, the creditor shall return to the customer any money or property given as earnest money, down payment, or otherwise, and shall take any action necessary or appropriate to reflect the termination of any security interest created under the transaction. If the creditor has delivered any property to the customer, the customer may retain possession of it. Upon the performance of the creditor’s obligations under this section, the customer shall tender the property to the creditor, except that if return of the property in kind would be impracticable or inequitable, the customer shall tender its reasonable value. Tender shall be made at the location of the property or at the residence of the customer, at the option of the customer. If the creditor does not take possession of the property within 10 days after the tender by the customer, ownership of the property vests in the customer without obligation on his part to pay for it.

NOTICE OF INTENT TO PROCEED

I hereby certify that I have elected not to cancel or rescind the transaction referred to on the previous page and that I have not delivered, mailed, or filed for transmission by telegram to the Creditor, any notice of cancellation or rescission of that transaction.

Date:	10-12-17	By:
(date and mail or deliver no sooner than 3
business days after date of receipt)		By:

3

SILVER ROCK FINANCIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES,CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

THE HOUSING FINANCIAL DISCRIMINATION ACT OF 1977 FAIR LENDING NOTICE

It is illegal to discriminate in the provision of or in the availability of financial assistance because of the consideration of:

1.	Trends, characteristics of conditions in the neighborhood or geographic area surrounding a housing accommodation, unless the financial institution can demonstrate in the particular case that such consideration is required to avoid an unsafe and unsound business practice: Or

2.	Race, color, religion, sex, marital status, national origin, or ancestry.

It is illegal to consider the racial, ethnic, religious, or national origin composition of a neighborhood or geographic are surrounding a housing accommodation or whether or not such a composition is undergoing change, or is expected to undergo change, in appraising a housing accommodation or in determining whether or not, or under what terms and conditions, to provide financial assistance.

These provisions govern financial assistance for the purpose of purchase, construction, rehabilitation, or refinancing of one to four unit family residences occupied by the owner and for the purpose of the home improvement of any one to four unit family residences.

If you have any questions about your rights, or if you wish to file a complaint, contact the management of this financial institution or:

California Department of Real Estate

Los Angeles

320 West 4th Street, Suite 350

Los Angeles, CA 90013-1105

Phone Number: (213) 620-2072

Fax Numbers:

Enforcement: (213) 620-6442

Legal: (213) 576-6917

Subdivisions: (213) 576-6942

Sacramento

2201 Broadway

Sacramento, CA 95818-2500

ACKNOWLEDGEMENT OF RECEIPT

“I/ We received a copy of this notice.”

10-12-17	By:
Date		Signature of applicant	Date

All applicants must sign

4

SILVER ROCK FINANCIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES, CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

MORTGAGE LOAN DISCLOSURE STATEMENT (BORROWER)

California association of Realtors Standard Form

I.	Summary of Loan Terms

A.	Principal amount of loan	$$700,000.00

B.	Estimated deductions for principal amount

1.	Costs and Expenses (see paragraph III-A)	$$1,399

2.	Origination loan fee (see paragraph III-B)	$$54,000.00

3.	Liens and other amounts to be paid on authorizationof borrower (see paragraph III-C)	$30,310.00

C.	Estimated cash payable to borrower (A less B)	$$614,291.00
Less Title, Escrow and Taxes

II.	General Information About Loan

A.	If this loan is made, you will be required to pay the principal and interest at 12.99% % per year, payable as follows:59 monthly payments of $ 7,577.50 and FINAL/ BALLOON payment of * $ $707,577.50 to payoff the loan in full.

* caution to the borrower: If you do not have the funds to pay the balloon payment when due, it may be necessary for you to obtain a new loan against your property for this purpose, in which case you may be required to again pay commissions, fees and expenses for arranging a new loan. Keep this in mind in checking upon the amount and the terms of the loan that you obtain at this time.

B.	This loan will be evidenced by a promissory note and secured by a deed of trust in favor of lender/ creditor on property located at (street address or legal description):

1) lt 21 tpm37158, dhs, 2) 7804 s western, la; 3) 7808 s western, la 4) 1222 w 62nd st, la

C.	Liens against this property and the approximate amounts are:

Nature of Lien	Amount Owing

1) none	0

2) cenlar & 3)celar	148,507 & $148,475

4)	$373,500

Caution to Borrower: be sure that this amount of all liens is stated as accurately as possible. If you contract with the broker for this loan, but it cannot be made or arranged because you did not state these lien amounts correctly, you may be liable to pay commissions, fees, and expenses even though you did not obtain the loan.

D	If you wish to pay more than the scheduled payment at any time before it is due, you may have to pay a prepayment penalty computed as follows:

6 MONTHS INTEREST or none

E	The purchase of credit life or credit disability insurance is not required of the borrower as a condition of making this loan.

F	The real property which will secure the requested loan is an “owner-occupied dwelling.”*

YES [ ]	NO [X]

*An “owner-occupied dwelling” means a single dwelling unit in a condominium or cooperative or a residential building of less than three separate dwelling units, one of which will be owned and occupied by a signatory to the mortgage or deed of trust for this loan within 90 days of the signing of the mortgage or deed of trust.

Initials:

Initials:

5

SILVER ROCK FINANCIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES, CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

III. Deductions from loan proceeds

A.	Estimated maximum costs and expenses to be paid by borrower out of the principal amount of the loan are:

X _________________________________	PAYABLE TO
X _________________________________	Broker	Others

1. Appraisal fee
2. Escrow fee
3. Fees for policy of title insurance
4. Notary fees
5. Recording fees
6. Credit Investigation fees
7. Other Costs and Expenses:

UNDERWRITING FEE	$1,000.00
SET UP/WIRE FEE	$399

TOTAL COSTS AND EXPENSES	$1,399.00

B.	ORIGINATION LOAN FEE $ $54,000.00

C.	LIENS AND OTHER AMOUNTS to be paid out of the principal amount of the loan on authorization of the borrower are estimated to be as follows:

X _________________________________	PAYABLE TO
X _________________________________	Broker	Others

1. Fire or other property insurance premiums (for 1 year fire ins.)
2. Credit life or disability insurance premium (see paragraph II-E)
3. Beneficiary statement fees
4. Reconveyance and similar fees
5. Liens against property securing loan:
-Reinstate 1st Trust Deed	Approximate Amount
-Pay-off 2nd Trust Deed	Approximate Amount
6. Other: _________________________		30,310.00
Type “H” TAX Service

total to be paid on authorization of borrowers 30,310.00

If the loan to which this disclosure statement applies is a loan secured by a first deed of trust in a principal amount of less than $20,000,00 or a loan secured by a junior lien in a principal amount of less than $10,000.00 the undersigned certifies that the loan will be made in compliance with Article 7 Chapter 3 of the Real Estate Law.

*This loan may / X will/will NOT (check one) be made wholly or in part from broker-controlled funds as defined in Section 10241(j) of the Business and Professions Code.

*NOTICE TO BORROWER: This disclosure statement may be used if the broker is acting as an agent in arranging the loan by a third person or if the loan will be made with funds owned or controlled by the broker. The broker must indicate in the above statement whether the loan “may” be made out of broker-controlled funds. If the broker-controlled funds are then used to make this loan, the broker must notify the borrower of that fact before the close of escrow.

SILVER ROCK FINANCIAL. INC		RONALD PERLSTEIN
(Name of Broker)		(Name of Designated Representative)

01844637		00466624
(License Number)		(License Number)
OR

(Signature of Broker)		(Signature of Broker)

NOTICE TO BORROWER

DO NOT SIGN THIS STATEMENT UNTIL YOU HAVE READ AND UNDERSTOOD ALL OF THE INFORMATION IN IT. ALL PARTS OF THE FORM MUST BE COMPLETED BEFORE YOU SIGN.

Borrower hereby acknowledges the receipt of a copy of this statement

DATED:	10-12-17
(Borrower)

(Borrower)

6

SILVER ROCK FINANCIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES,CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

10/12/17	yourist	l) 1t 21 tpm37158, dhs, 2) 7804 s western, la; 3) 7808 s western, la 4) 1222 w 62nd st. la
Date	Borrower(s) Name	Address

ANNUAL PERCENTAGE RATE The cost of your credit at a yearly rate	FINANCE CHARGE The dollar amount the credit will cost you.	AMOUNT FINANCED The amount of credit provided to you or on your behalf	TOTAL OF PAYMENTS The amount you will have paid after you have made all your payments as scheduled.

15.26%	$ 540,359.00	$ 644,601.00	$ 1,154,650.00

You have the right to receive an itemization of the Amount Financed. X ______________________________

I want an itemization.         I do not want an itemization.

Your payment schedule will be:

Number of Payments	Amount of Payments	When Payments Are Due
59	7,577.50	Beginning 30 days from date of funding and continuing monthly thereafter.
1	707,577.50	5 years from date of funding.

INSURANCE

Credit life insurance and credit disability insurance are not required to obtain credit, and will not be provided unless you sign and agree to pay the additional cost.

Type	Premium	Signature
Credit Life		I want credit life insurance.

Signature

Credit Disability		I want credit life disability insurance.

Signature

Credit Life and Disability		I want credit life and disability insurance.

Signature

SECURITY: You are giving a security interest in your property (dwelling) located at:. Same as above

FILING FEES: $_____________

LATE CHARGE: If a payment is late, you will be charged $      $757.75       / 10 % of the payment

**Payment is considered late if not received by the 10lh day after due date

Prepayment: If you pay off early, you-

may [X] will not have to pay a penalty.

may [X] will not be entitled to a refund of part of the finance charge.

PAYOFF OF LOAN: BORROWER UNDERSTANDS THE PAYOFF FEES WILL BE APPROX. $350.00. Lender will also charge interest to date of payoff plus 3 business days. The payoff fees will be added to the demand and will be in addition to principal, interest, late charges, advances, prepayment penalties; these fees will vary.

See your contract documents for any additional information about nonpayment, default, and any required repayment in full before the scheduled date, and prepayment refunds and penalties.

I have received a copy of this statement.

Signature (Borrower)		Signature (Borrower)

Date	10-12-17	Date	10-12-17

7

SILVER ROCK FINANCIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES,CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

Broker and Agent for the undersigned, for the purpose of obtaining a Real Property Loan In connection with my/ our property known as:

1) lt 21 tpm37158, dhs, 2) 7804 s western, la; 3) 7808 s western, la 4) 1222 w 62nd st, la

I/ We hereby appoint you as my/ our agent and broker, granting you the exclusive and irrevocable right, for a period of 30 days, to procure a blanket 1st and 2nd Trust Deed Loan, in the amount of $ 700,000.00.

Interest rate: 12.99%______________. [X] Fixed                  [  ]Variable_________________.

___________________________________________________________________________

Payable in installments of [X] Interest only or[  ] principal and interest in the amount of $ 7,577.50               / month with interest from date of funding, first payment due 30-days after date of funding and monthly thereafter for a term of 5               years, at which time the principal balance shall be due and payable unless previously paid.

I/ We agree to pay a brokers commission of $ $54,000.00 for obtaining this loan and should a different type of loan, either in amounts or terms be obtained, I/ We further agree to pay a brokers commission at the same proportionate rate.

I/ We agree to pay all the title, escrow and recording charges. If you will obtain this loan, I/ We agree to accept it and will furnish good title.

I/ We further agree that should I/ We cancel or refuse this loan after Silver Rock Financial, Inc./ Daniel Perlstein has obtained the same, I/ We will remain obligated for Silver Rock Financial, Inc./Daniel Perlstein commission as a broker-agent.

BROKERS, LENDERS AND ASSIGNEES HAVE THE RIGHT TO CHECK THE BORROWER(S) CREDIT & 4506 TAXES AT ANY TIME WITHOUT FURTHER PERMISSION FROM THE BORROWER(S).

Receipt of copy of this agreement is acknowledged.

Date:	By:

8

SILVER ROCK FINANCIAL, INC

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES,CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

ACKNOWLEDGEMENT BY BORROWER OF DISCLOSURE OF TERMS OF LOAN

The undersigned hereby acknowledge that they have read and understood the terms of the following comments in connection with the loan which is being made to them:

1. Note secured by Deed of Trust dated______________________

2. Deed of Trust dated___________________________________

3. Mortgage Loan Disclosure Statement dated_________________

4. Loan Statement made in Compliance with Federal Law dated_____

The undersigned also acknowledges that I/ we understand the details and the terms of this loan and, in particulars following terms of loan.

X___________________________

X___________________________

Following terms of the loan:

1. Principal amount:_____________$700,000.00_______________

2. Rate of Interest: 12.99%_________________________________

3. Date first payment due: 30 DAYS AFTER DATE OF FUNDING

4. Due date of each payment: AND MONTHLY THEREAFTER ON SAME DAY OF EACH MONTH

5. Amount of each payment: $7,577.50_______________________

6. Total of payments: $1,154,650.00____________________________

7. Loan or Initiation fee:$54,000.00

8. Costs and expenses:_$1,399__________

9. Estimated loan proceeds payable to borrower: $614,291.00

Before title, escrow, takes, liens and authorized payoffs $ 644,601.00

The undersigned fully understands the provisions of the promissory note which relate to the pre-payment penalty and the late charges.

Dated:	10-12-17

Borrower:	Borrower:

Borrower:	Borrower:

9

SILVER ROCK FINANCIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES,CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

CONSUMER CAUTION AND HOME OWNERSHIP COUNSELING NOTICE

If you obtain this loan, the lender will have a mortgage on your home. You could lose your home, and any money you have put into it, if you do not meet your obligations under the loan.

Mortgage loan rates and closing costs and fees vary based on many other factors, including your particular credit and financial circumstances, your earnings history, the loan-to-value requested, and the type of property that will secure your loan. Higher rates and fees may be justified depending on the individual circumstances of a particular consumer’s application. You should shop around and compare loan rates and fees.

This particular loan may have a higher rate and total points and fees than other mortgage loans and is, or may be, subject to the additional disclosure and substantive protections under Division 1.6 (commencing with Section 4970 if the Financial Code). You should consider consulting a qualified independent credit counselor or other experienced financial adviser regarding the rate, fees, and provisions of this mortgage loan before you proceed. For information on contacting a qualified credit counselor, as your lender or all the United States Department of Housing and Urban Development’s counseling hotline at 1-888-466-3487 or go to www.hud. gov/fha/sfh/hcc for a list of counselors.

You are not required to complete any loan agreement merely because you have received these disclosures or have signed a loan application.

If you proceed with this mortgage loan, you should also remember that you may face serious financial risks if you use this loan to pay off credit card debts and other debts in connection with this transaction and then subsequently incur significant new credit card charges or other debts. If you continue to accumulate debt after this loan is closed and then experience financial difficulties, you could lose your home and any equity you have in it if you do not meet your mortgage loan obligations.

Property taxes and homeowner’s insurance are your responsibility. Not all lenders provide escrow services for these payments. You should ask your lender about these services.

Your payments on existing debts contribute to your credit ratings. You should not accept any advice to ignore your regular payments to your existing creditors.

(2) It shall be a rebuttable presumption that a licensed person has met its obligation to provide this disclosure if the consumer provides the licensed person with a signed acknowledgment of receipt of a copy of the notice set forth in paragraph (1).

(m) (1) A person who originates a covered loan shall not steer, counsel, or direct any prospective consumer to accept a loan product with a risk grade less favorable than the risk grade that the consumer would qualify for based on that person’s then current underwriting guidelines, prudently applied, considering the information available to that person, including the information provided by the consumer.

A person shall not be deemed to have violated this section if the risk grade determination applied to a consumer is reasonably based on the person’s underwriting guidelines if it is an appropriate risk grade category for which the consumer qualifies with the person.

(2) If a broker originates a covered loan, the broker shall not steer counsel, or direct any prospective consumer to accept a loan product at a higher cost than that for which the consumer could qualify based on the loan products offered by the persons with whom the broker regularly does business.

(n) A person who originates a covered loan shall not avoid, or attempt to avoid, the application of this division by doing the following:

(1) Structuring a loan transaction as an open-end credit plan for the purpose of evading the provisions of this division when the loan would have been a covered loan if the loan had been structured as a closed end loan.

(2) Dividing any loan transaction into separate parts for the purpose of evading the provisions of this division when the loan would have been a covered loan if the loan had been structured as a closed end loan.

(o) A person who originates a covered loan shall not act in any manner, whether specifically prohibited by this section or of a different character that constitutes fraud.

Initials:

Initials:

10

SILVER ROCK FINANCIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES,CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

INTEREST ONLY STATEMENT

Dear Borrower:

Because you have applied for an “INTEREST ONLY” loan, in addition to the monthly payments required, In 60               months. If you have not refinanced or sold the secured property by the die date, and unless you have set aside funds with which to pay the principal, you may be required to refinance the property again in order to raise the money to pay off the loan for which you have applied. We strongly urge you to set aside, periodically, funds from which to pay off the loan at its due date. At the end of the term there will be an approximate balance of $ 707,577.50 due. Please sign the enclosed copy of this letter, where indicated, and return it to us.

Very Truly Yours,

By:                  yourist

I Acknowledge receipt of the above this 12           day of oct,2017

Borrower:

Borrower:

11

SILVER ROCK FINANCIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES,CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

ALL AGREEMENTS AND UNDERSTANDINGS TO BE IN WRITING

We are very pleased to be completing the final papers on your loan. It is important to us, as it is to you, to be sure we both have a clear understanding of our agreement.

This is why SILVER ROCK FINANCIAL, INC. has the policy not to enter into oral agreements concerning loans, or to make or rely on oral representation about them.

Therefore, with respect to the present loan on the property at:

1)lt 21 tpm37158, dhs, 2) 7804 s western, la; 3) 7808 s western, la 4) 1222 w 62nd st, la

_______________________________________________________________

_______________________________________________________________

we understand that our entire agreement is expressed in writing, that the agreement supersedes and understanding that may have been expressed in our negotiations, and that neither you nor we are relying on any oral agreement or representation or any understanding of fact or law that is not expressed in writing.

It is also our intent during the course of the loan not to make any oral statements upon which you are to rely nor to rely on any oral statements by you.

As you can see, this policy protects both of us. Please sign in the place provided below to indicate that your understanding is the same as ours.

Dated:____________________	By:

Borrower:

Borrower:

12

SILVER ROCK FINACIAL, INC.

2476 OVERLAND AVENUE, SUITE #203

LOS ANGELES,CA. 90064

TEL: 310-842-8234 FAX: 310-838-2138

AN ADDENDUM TO STATE MORTGAGE DISCLOSURE STATEMENT

ADDENDUM E-l

This loan may be made wholly or in part from broker-controlled funds are defined in Sectionl0241 (J) of the Business and Professions Code.

NOTICE TO BORROWER: This disclosure statement may be used if the broker is acting as an agent in arranging the loan by a third person or if the loan will be made with funds owned or controlled by the broker. If the broker indicates in the above statement that the loan “may” be made out of broker-controlled funds, the broker must notify the borrower prior to the close of escrow if the funds to be received by the borrower are in fact broker-controlled funds.

Borrower	Borrower

13